FIRST TRUST EXCHANGE-TRADED FUND
                              AMENDED AND RESTATED
    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST

         WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration of Trust dated as of August 8, 2003 (the "Declaration"), of First Trust Exchange-Traded Fund, a Massachusetts business trust (the "Trust"), the Initial Trustee of the Trust, on the 10th day of June, 2005, established and designated one series of Shares (as defined in the Declaration), First Trust Dow Jones Select MicroCap IndexSM Fund, to have the special and relative rights described in such Establishment and Designation of Series;

         WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 12th day of December, 2005, by a majority vote, designated two additional series to be named: First Trust Value Line(R) Arithmetic Index Fund and First Trust Morningstar(R) Dividend LeadersSM Index Fund, and on January 23, 2006, by a majority vote, designated three additional series to be named: First Trust NASDAQ-100 Equal Weighted IndexSM Fund, First Trust NASDAQ-100-Technology Sector IndexSM Fund and First Trust IPOX-100 Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of January 23, 2006;

         WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 13th of March, 2006, by a majority vote, designated four additional series to be named: First Trust Ibbotson Core U.S. Equity Allocation Index Fund, First Trust AMEX(R) Biotechnology Index Fund, First Trust DB Strategic Value Index Fund and First Trust Dow Jones Internet IndexSM Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of March 13, 2006;

         WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on the 12th of June, 2006, by a majority vote, designated one additional series to be named: First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of June 12, 2006;

         WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on 26th of July, 2006, by a majority vote, designated three additional series to be named: First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund, First Trust Value Line(R) Equity Allocation Index Fund and First Trust Value Line(R) Dividend Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of July 26, 2006;

         WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on 11th of December, 2006, by a majority vote, designated one additional series to be named: First Trust S&P REIT Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of December 11, 2006; and

         WHEREAS, pursuant to Section 6.2 of Article VI of the Declaration, the Trustees of the Trust, on even date herewith, by a majority vote, designated four additional series to be named: First Trust ISE-Revere Natural Gas Index Fund, First Trust ISE Water Index Fund, First Trust ISE Chindia Index Fund and First Trust Value Line(R) 100 Exchange-Traded Fund and the Trustees now desire to amend and restate the Establishment and Designation of Series in order to reflect the designation of such additional series.

         NOW THEREFORE, the Establishment and Designation of Series is amended and restated as of this 17th day of January, 2007, as follows:

          1. The Trust consists of the following 19 series of Shares (each, a "Fund" and collectively, the "Funds") that have been established and designated by the Board of Trustees:

         First Trust Dow Jones Select MicroCap Index(SM)
         Fund First Trust Value Line(R) Arithmetic Index Fund
         First Trust Morningstar(R) Dividend Leaders(SM) Index Fund
         First Trust NASDAQ-100 Equal Weighted Index(SM) Fund
         First Trust NASDAQ-100-Technology Sector Index(SM) Fund
         First Trust IPOX-100 Index Fund
         First Trust Ibbotson Core U.S. Equity Allocation Index Fund
         First Trust AMEX(R) Biotechnology Index Fund
         First Trust DB Strategic Value Index Fund
         First Trust Dow Jones Internet Index(SM) Fund
         First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund
         First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund First Trust Value Line(R) Equity Allocation Index Fund
         First Trust Value Line(R) Dividend Index Fund
         First Trust S&P REIT Index Fund
         First Trust ISE-Revere Natural Gas Index Fund
         First Trust ISE Water Index Fund
         First Trust ISE Chindia Index Fund
         First Trust Value Line(R) 100 Exchange-Traded Fund

          2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the respective Fund (the "Registration Statement"). Each Share of each Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to the respective Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of the applicable Fund, all as provided in the Declaration. The Shares of each Fund shall be offered to the public in aggregations of Shares ("Creation Units") in amounts as described in the Trust's Registration Statement pertaining to the respective Fund and such Creation Units shall be redeemable.

          3. Shareholders of each Fund shall vote either separately as a series on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor rules, and by the Declaration.

          4. Unless otherwise provided in the Declaration or a resolution of the Trustees, the assets and liabilities of the Trust shall be allocated among each Fund and any other series of Shares that may be established from time to time as set forth below:

         (a) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the sale may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the Trust. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the series created from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items allocated to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

         (b) The assets belonging to a particular series shall be charged with the liabilities of the Trust in respect of that series and with all expenses, costs, charges and reserves attributable to that series and shall be so recorded upon the books of the Trust. Liabilities, expenses, costs, charges and reserves charged to a particular series, together with any General Liabilities (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "liabilities belonging to" that series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series (collectively "General Liabilities"), the Trustees shall allocate and charge such General Liabilities to and among any one or more of the series created from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable; and any General Liabilities so allocated and charges to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

          5. The designation of each Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

          6. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of each Fund designated hereby without any action or consent of the shareholders.

          7. Each Fund may be terminated by the Trustees at any time by written notice to shareholders of the respective Fund.

         IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 17th day of January, 2007.


/s/ W. Scott Jardine
------------------------------------
W. Scott Jardine, Secretary




STATE OF ILLINOIS    )
                     ) SS.
COUNTY OF DUPAGE     )

         Then personally appeared the above-named person(s) who are known to me to be the Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series and who acknowledged the same to be his free act and deed, before me this 17th day of January, 2007.


                            /s/ Erin E. Chapman
                            --------------------------------------------
                            Notary Public
                            My Commission Expires: 10/13/08

"OFFICIAL SEAL"